EXHIBIT 1-a



                                  [$           ]

                               ABN AMRO BANK N.V.

                                 DEBT SECURITIES

                     Fully and Unconditionally Guaranteed by

                              ABN AMRO Holding N.V.

                             UNDERWRITING AGREEMENT



                                  -------------


ABN AMRO Incorporated
[NAMES OF OTHER CO-MANAGERS]
c/o ABN AMRO Incorporated
  1325 Avenue of the Americas
  New York, New York  10019-6026

Ladies and Gentlemen:

         ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands (the "Bank"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") $[ ] principal amount of its [ ]% notes due ____ (the "Notes") to be issued pursuant to the provisions of an Indenture dated as of November 27, 2000 between the Bank and The Chase Manhattan Bank, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of September __, 2003 among the Bank, the Trustee and ABN AMRO Holding N.V., a public limited liability company incorporated under the laws of the Netherlands, as guarantor ("Holding"), and as further supplemented from time to time, (as so supplemented, the "Indenture"). The Notes will be unconditionally guaranteed by Holding to the extent set forth in the Indenture (the "Guarantee"). The Notes and the Guarantees are collectively referred to herein as the "Securities".


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         The Bank and Holding have filed with the Securities and Exchange
Commission (the "Commission") a registration statement, including a prospectus, relating to the Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Securities, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement", "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Bank with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     1. Representations and Warranties. The Bank and Holding represent and warrant to and agree with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and
     (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set


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     forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Bank or Holding in writing by such Underwriter through you expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

          (c) Each of the Bank and Holding has been duly incorporated, is validly existing as a limited liability company incorporated under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Bank and Holding and its subsidiaries taken as a whole.

          (d) Each subsidiary of the Bank and Holding has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (where such legal concept has relevance), has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Bank and Holding and its subsidiaries taken as a whole.

          (e) This Agreement has been duly authorized, executed and delivered by the Bank and Holding.

          (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Bank and Holding and is a valid and binding agreement of the Bank and Holding, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (g) The Guarantee has been duly authorized by Holding and such Guarantee conforms in all material respects to the description thereof contained in the Prospectus.



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          (h) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Notes and the Guarantees will be entitled to the benefits of the Indenture and the Notes will be valid and binding obligations of the Bank and the Guarantees will be valid and binding obligations of Holding, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (i) The execution and delivery by each of the Bank and Holding of, and the performance by each of the Bank and Holding of its obligations under, this Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the articles of association or by-laws of each of the Bank and Holding, respectively, or any agreement or other instrument binding upon the Bank or any of its subsidiaries that is material to the Bank and its subsidiaries, taken as a whole, or Holding or any of its subsidiaries that is material to Holding and its subsidiaries, taken as a whole, as the case may be, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Bank or Holding, respectively, or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Bank and Holding, respectively, of their respective obligations under this Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

          (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Bank and its subsidiaries taken as a whole, or Holding and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (k) There are no legal or governmental proceedings pending or threatened to which the Bank or Holding or any of their respective subsidiaries is a party or to which any of the properties of the Bank or Holding or any of their respective subsidiaries is subject that are required to be described in the Registration Statement or the


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     Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (m) Each of ABN AMRO Incorporated, ABN AMRO Rothschild LLC, and ABN AMRO Financial Services, Inc. is registered as a broker-dealer and investment adviser with the Commission, is registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

          (n) Each of the Bank and Holding is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (o) [Each of the Bank and Holding has complied with all provisions of
     Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.]*

     2. Agreements to Sell and Purchase. The Bank and Holding hereby agree to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Bank the respective principal amounts of Securities set forth in Schedule I hereto opposite its name at _____% of their principal amount (the "Purchase Price") plus accrued interest, if any, from ___________, 2000 to the date of payment and delivery.

     3. Terms of Public Offering. The Bank and Holding are advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has been entered into as in your judgment is advisable. The terms of the public offering of the securities are set forth in the Prospectus.

     4. Payment and Delivery. Payment for the Securities shall be made by wire or other immediately available funds to the order of the Bank at 10:00 A.M., local time, on ____________, 2000, or at such other time on the same or

____________________
    * Include if securities are not listed.


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such other date, not later than ___________, 2000, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

         Payment for the Securities shall be made against delivery to you for the respective accounts of the several Underwriters of the one or more global certificates representing the Securities registered in the name of Cede & Co. with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid. Such certificates shall be made available to the Representatives at the offices of the Depository Trust Company, New York, New York, for inspection and packaging not later than at least 24 hours prior to the Closing Date."

         Delivery on the Closing Date of any Underwriters' Securities that are
(i) Securities in bearer form shall be effected by delivery of a single temporary global Security without coupons (the "Global Security") evidencing the Securities that are Securities in bearer form to a common depositary for [ ], Brussels office, as operator of the Euroclear System ("Euroclear"), and for Clearstream Banking S.A. ("Clearstream") for credit to the respective accounts at Euroclear or Clearstream of each Underwriter or to such other accounts as such Underwriter may direct. Any Global Security shall be delivered to you not later than the Closing Date, against payment of funds to the Bank in the net amount due to the Bank for such Global Security, by the method and in the form set forth in the Underwriting Agreement. The Bank shall cause definitive Securities in bearer form to be prepared and delivered in exchange for such Global Security in such manner and at such time as may be provided in or pursuant to the Indenture; provided, however, that the Global Security shall be exchangeable for definitive Securities in bearer form only on or after the date specified for such purpose in the Prospectus.

     5. Conditions to the Underwriters' Obligations. The several obligations of the Underwriters are subject to the following conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Bank's or Holding's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and



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               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Bank and its subsidiaries, taken as a whole, or Holding and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date:

               (i) a certificate, dated the Closing Date and signed by an executive officer of the Bank, to the effect set forth in clause
          (a)(i) above and to the effect that the representations and warranties of the Bank contained in this Agreement are true and correct as of the Closing Date and that the Bank has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

               (ii) a certificate, dated the Closing Date and signed by an executive officer of Holding, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of Holding contained in this Agreement are true and correct as of the Closing Date and that Holding has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date:

               (i) an opinion of Davis Polk & Wardwell, outside counsel for the Bank and Holding, dated the Closing Date, to the effect that:

                    (A) each of ABN AMRO Incorporated and [list U.S.
               subsidiaries of the Bank and Holding] (each a "U.S. Material Subsidiary"), is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the power and


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               authority (corporate and other) to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Bank and its consolidated subsidiaries, taken as a whole;

                    (B) each of the Bank, Holding, ABN AMRO Incorporated and the
               U.S. Material Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all U.S., federal, state, local and other governmental authorities, all U.S. self-regulatory organizations and all U.S. courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as amended or supplemented, except to the extent that the failure to obtain or file would not have a material adverse effect on the Bank and its consolidated subsidiaries, taken as a whole;

                    (C) the Indenture has been duly qualified under the Trust
               Indenture Act and assuming that it has been duly authorized, executed and delivered by the Bank, it is a valid and binding agreement of the Bank and Holding, enforceable in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law;

                    (D) (1) assuming the forms of Notes have been duly
               authorized by the Bank as a matter of Dutch law, the forms of Notes have been duly authorized and established in conformity with the provisions of the Indenture and, if the Notes had been executed by the Bank and authenticated by the relevant Trustee or its duly appointed agent in accordance with the provisions of the Indenture and delivered to and duly paid for by the


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               purchasers thereof on the date of such opinion, the Notes would be entitled to the benefits of the Indenture and would be valid and binding obligations of the Bank, enforceable in accordance with their respective terms except as the enforceability thereof
               (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law;

                    (2) assuming the forms of Guarantees have been duly
               authorized by Holding as a matter of Dutch law, the forms of Guarantees have been duly authorized and established in conformity with the provisions of the Indenture and, if the Guarantees had been executed by Holding and authenticated by the relevant Trustee or its duly appointed agent in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, the Guarantees would be entitled to the benefits of the Indenture and would be valid and binding obligations of Holding, enforceable in accordance with their respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law;

                    (E) (1) the execution and delivery by the Bank of the Notes, the Indenture and this Agreement and the performance by the Bank of its obligations under such agreements will not contravene any provision of applicable U.S. federal or New York State law or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Bank or any of its consolidated subsidiaries that is material to the Bank and its consolidated subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any U.S. governmental body, agency or court having jurisdiction over the Bank or any of its consolidated subsidiaries, and no consent, approval, authorization or order of or qualification with any U.S.


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               governmental body or agency is required for the performance by the Bank of its obligations under this Agreement, the Notes and the Indenture, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes; provided, however, that no opinion is expressed on whether the purchase of the Notes constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended;

                    (2) the execution and delivery by Holding of the Guarantees, the Indenture and this Agreement and the performance by Holding of its obligations under such agreements will not contravene any provision of applicable U.S. federal or New York State law or, to the best of such counsel's knowledge, any agreement or other instrument binding upon Holding or any of its consolidated subsidiaries that is material to Holding and its consolidated subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any U.S. governmental body, agency or court having jurisdiction over Holding or any of its consolidated subsidiaries, and no consent, approval, authorization or order of or qualification with any U.S. governmental body or agency is required for the performance by Holding of its obligations under this Agreement, the Guarantees and the Indenture, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Guarantees; provided, however, that no opinion is expressed on whether the purchase of the Guarantees constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended;

                    (F) the statements in the Prospectus, as then amended or
               supplemented, under the captions "Description of Notes" (in the Prospectus Supplement) and "Description of Debt Securities" (in the Basic Prospectus), in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the


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               information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                    (G) after due inquiry, such counsel does not know of any
               legal or governmental proceedings pending or threatened to which the Bank or any of its consolidated subsidiaries, or Holding or any of its consolidated subsidiaries, is a party or to which any of the properties of the Bank or any of its consolidated subsidiaries, or Holding or any of its consolidated subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, and are not so described or of any foreign, U.S. federal or state statutes, regulations, contracts or other documents governed by foreign, U.S. federal or state law that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, or to be filed or incorporated by reference as exhibits to such Registration Statement that are not described, filed or incorporated by reference as required;

                    (H) such counsel (1) has no reason to believe that any part of the Registration Statement (except as to financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to), as then amended, if applicable, when such part became effective contained, and the Registration Statement (except as to financial statements and schedules and other financial and statistical data included therein, as to which such counsel need not express any belief and except for the part of the Registration Statement that constitutes the Form T-1) as of the date such opinion is delivered, contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) believes that the Registration Statement and Prospectus, as then amended or supplemented, if applicable (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion), complied as to form in all


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               material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (3) has no reason to believe that the Prospectus, as then amended or supplemented, if applicable (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief), as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                         (ii) The opinion, dated as of such date, of Clifford
                    Chance Limited Liability Partnership, special Dutch counsel to the Bank and Holding, or of other counsel satisfactory to you and who may be an officer of the Bank and Holding, to the effect that:

                    (A) the Bank is: (i) registered as a public limited
               liability company with limited liability (naamloze vennootschap),
               (ii) duly incorporated on [ ] and (ii) validly existing under the laws of The Netherlands. The Bank has:

                         (1) corporate power and corporate capacity to execute
                    and deliver the Indenture, the Notes and this Agreement, authorize the distribution of the Prospectus on its behalf, undertake and perform the obligations expressed to be assumed by it in the Indenture, the Notes and this Agreement (including the issue of the Notes) and own its properties and conduct its businesses as described in the Prospectus as amended or supplemented; and

                         (2) taken all internal corporate action required by the
                    Articles of Association and by Dutch corporate law to authorize the form of the Notes and to authorize, execute and deliver the Indenture and this Agreement and such documents have been duly authorized, executed and delivered.

                    (B) Holding is: (i) registered as a public limited liability company with limited liability (naamloze vennootschap), (ii) duly incorporated on [ ] and (ii)


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               validly existing under the laws of The Netherlands. Holding has:

                         (1) corporate power and corporate capacity to execute
                    and deliver the Indenture and this Agreement, authorize the distribution of the Prospectus on its behalf, undertake and perform the obligations expressed to be assumed by it in the Indenture and this Agreement (including the issue of the Guarantees) and own its properties and conduct its businesses as described in the Prospectus as amended or supplemented; and

                         (2) taken all internal corporate action required by the
                    Articles of Association and by Dutch corporate law to, execute and deliver the Indenture and this Agreement and such documents have been duly authorized, executed and delivered.

                    (C) each of [list foreign subsidiaries of the Bank and
               Holding] (each a "Foreign Material Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the power and authority (corporate and other) to own its property and conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Bank and its consolidated subsidiaries, taken as a whole, or Holding and its consolidated subsidiaries, taken as a whole, as the case may be;

                    (D) each of the Bank, Holding and the Foreign Material
               Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all Dutch governmental authorities, all Dutch self-regulatory organizations and all Dutch courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the


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               manner described in the Prospectus, as amended or supplemented, except to the extent that the failure to obtain or file would not have a material adverse effect on the Bank and its consolidated subsidiaries, taken as a whole, or Holding and its consolidated subsidiaries, taken as a whole, as the case may be;

                    (E) no authorisations, licences, approvals, orders or
               consents, registrations, recordations or filings with any court, governmental authority, bureau, official agency or body in The Netherlands are required under the laws and regulations of The Netherlands for (or in connection with):

                         (1) the creation, issue and offering of the Notes in or
                    from The Netherlands; or

                         (2) the distribution by or on behalf of the Bank and
                    Holding of the Prospectus; or

                         (3) the execution and delivery by the Bank of the
                    Indenture, the Notes and this Agreement and by Holding of the Indenture and this Agreement and the performance of their respective obligations thereunder; or

                         (4) the payment by each of the Bank, or Holding, as the
                    case may be, when due, of all sums which it may be liable to pay in respect of the Notes or under the Indenture or this Agreement in the currency in which they are stated to be payable.

               In themselves, none of the matters referred to in (D)(1) through
               (D)(4) above, conflicts or will conflict with or result in a breach of any provision of (or constitute a breach of or default under):

                         (1)the Articles of Association;

                         (2) any law or generally applicable regulation of The
                    Netherlands to which the Bank or Holding is subject; or

                         (3) to the best of such counsel's knowledge, any
                    judgment, order or decree of any

                    Dutch governmental body, agency or court having jurisdiction over the Bank or any of its consolidated subsidiaries or Holding or any of its consolidated subsidiaries.

               which would make the Indenture and this Agreement, or parts thereof, or the Notes null and void or subject to avoidance or nullification in The Netherlands.

                    (F) the statements in the Registration Statement, as then
               amended or supplemented, under Item 15, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

                    (G) the agreement of the Bank and Holding that the
               Indenture, the Notes, the Guarantees and this Agreement shall be governed by and construed in accordance with the laws of the State of New York is legal, valid and binding, and the courts of The Netherlands will observe and give effect to the choice of the laws of the State of New York as the law governing such documents in any proceedings in relation to such documents, but when applying the laws of the State of New York as the law governing such documents, the courts of competent jurisdiction of The Netherlands, if any, by virtue of the 1980 Rome Convention on the Law Applicable to Contractual Obligations (the "Rome Convention"):

                         (1) may give effect to the mandatory rules of law of
                    another country with which the situation has a close connection, if and insofar as, under the law of the latter country, those rules must be applied whatever the law applicable to such documents (a limitation on the chosen law arising under article 7 (1) of the Rome Convention);

                         (2) will apply the law of The Netherlands in a
                    situation where it is mandatory irrespective of the law otherwise applicable to such documents (a limitation on the chosen laws arising under article 7 (2) of the Rome Convention);

                         (3) may refuse to apply the laws of the State of New
                    York if such application is manifestly incompatible with the public policy of The Netherlands (a limitation on the chosen laws arising under article 16 of the Rome Convention); and

                         (4) shall have regard to the law of the country in
                    which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance (article 10(2) of the Rome Convention).

                    (H) the submission by the Bank and Holding to the exclusive jurisdiction of the courts in New York in respect of any proceedings arising out of or in relation to the Indenture, the Notes, the Guarantees and this Agreement is valid and legally binding upon the Bank and Holding. Nevertheless, the president of a competent District Court (Arrondissementsrechtbank) in The Netherlands, in any matter where the plaintiff seeks provisional measures in summary proceedings (kort geding) or levy a prejudgment attachment, may assume jurisdiction notwithstanding a contractual submission to jurisdiction; the waiver by the Bank and Holding of any objection to the venue of a proceeding of a New York Court is legal, valid and binding.

                    (I) when the Notes have been validly executed on behalf of the Bank and, authenticated, delivered and paid for in accordance with the terms of this Agreement, they will constitute valid and legally binding obligations of the Bank enforceable in accordance with their respective terms. Each of the Indenture and this Agreement constitutes the valid and legally binding obligation of the Bank, enforceable in accordance with their respective terms.

                    (J) when the Notes have been validly on behalf of the Bank and delivered and paid for in accordance with the terms of this Agreement, the Guarantees will constitute valid and legally bindingobligations of Holding enforceable in accordance with their respective terms. Each of the Indenture and this Agreement constitutes the valid and legally binding obligation of Holding, enforceable in accordance with their respective terms.

                         (iii) The opinion, dated as of such date, of [ ],
                    counsel for the Underwriters, covering the matters in subparagraphs (ii)(D) and (ii)(E) and (ii)(G) (with respect to statements in the Prospectus, as then amended or supplemented, under the captions "Description of Notes" (in the Prospectus Supplement) and "Description of Debt Securities" (in the Basic Prospectus).

                         With respect to subparagraph (H) of paragraph (c)(i)
                    above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

                         The opinions of Clifford Chance Limited Liability
                    Partnership and Davis Polk & Wardwell described in paragraph
                    (c)(i) and (ii) above shall be rendered to you at the request of the Bank and Holding, as the case may be, and shall so state therein.

               (d) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young Accountants, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          6. Covenants of the Bank and Holding. In further consideration of the agreements of the Underwriters herein contained, the Bank and Holding covenant with each Underwriter as follows:

               (a) To furnish to you, without charge, [ ] signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

               (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

               (c) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Bank and Holding) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

               (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

               (e) To make generally available to the Bank's security holders and to you as soon as practicable an earning statement covering the twelve-month period beginning [ ], which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

               (f) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Bank or Holding or warrants to purchase securities of the Bank or Holding substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of ABN AMRO Incorporated.

               (g) To pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto; (ii) the preparation, issuance and delivery of the Securities; (iii) the fees and disbursements of the Bank's and Holding's counsel and accountants and of the Trustee and its counsel;
          (iv) the qualification of the Securities under state securities or Blue Sky laws in accordance with the provisions of Section 6(d), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda; (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of each preliminary prospectus and the Prospectus and any amendments or supplements thereto; (vi) the printing and delivery to the Underwriters of copies of any Blue Sky or Legal Investment Memoranda; (vii) any fees charged by rating agencies for the rating of the Securities; (viii) the filing fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. made in connection with the offering of the Securities; and (ix) any expenses incurred by the Bank and Holding in connection with a "road show" presentation to potential investors.

          7. Covenants of the Underwriters. (a) Each of the several Underwriters represents and agrees with the Bank and Holding that:

               (i) except to the extent permitted under U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D) (the "D Rules"), (A) it has not offered or sold, and during the restricted period will not offer or sell, Securities in bearer form (including any Security in global form that is exchangeable for Securities in bearer form) to a person who is within the United States or its possessions or to a United States person and
          (B) it has not delivered and will not deliver within the United States or its possessions definitive Securities in bearer form that are sold during the restricted period;

               (ii) it has, and throughout the restricted period will have, in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Securities in bearer form are aware that such Securities may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

               (iii) if it is a United States person, it is acquiring the Securities in bearer form for purposes of resale in connection with their original issuance and if it retains Securities in bearer form for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D)(6);

               (iv) if it transfers to any affiliate Securities in bearer form for the purpose of offering or selling such Securities during the restricted period, it will either (A) obtain from such affiliate for the benefit of the Bank and Holding the representations and agreements contained in Sections 7(a)(i), 7(a)(ii) and 7(a)(iii) or (B) repeat and confirm the representations and agreements contained in Sections 7(a)(i), 7(a)(ii) and 7(a)(iii) on such affiliate's behalf and obtain from such affiliate the authority to so obligate it;

               (v) it will obtain for the benefit of the Bank and Holding the representations and agreements contained in Sections 7(a)(i), 7(a)(ii), 7(a)(iii) and 7(a)(iv) from any person other than its affiliate with whom it enters into a written contract, as defined in U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D)(4), for the offer or sale during the restricted period of Securities in bearer form;

               (vi) it will comply with or observe any other restrictions or limitations set forth in the Prospectus on persons to whom, or the jurisdictions in which, or the manner in which, the Securities may be offered, sold, resold or delivered;

               (vii) terms used in this Section 7 have the meaning given to them by the U.S. Internal Revenue Code of 1986, as amended, and regulations thereunder, including the D Rules. The restricted period is defined at U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D)(7); and

               (viii) until the date on which the Securities Board of The Netherlands (Stichting Toezicht Effectenerkeer) shall have granted a dispensation on the offering of the securities pursuant to the Registration Statement (the "Dispensation Date"):

               (a) it has not offered, transferred or sold and will not offer, transfer or sell any Securities (including rights representing an interest in a Security in global form), directly or indirectly, as part of their initial distribution or at any time thereafter, to any persons (including legal entities) established, domiciled, incorporated or having their usual residence in The Netherlands ("Dutch Residents");

               (b) it has not addressed and will not address any announcement of a forthcoming offer of Securities, to or for the benefit of Dutch Residents;

               (c) it will mention in all offers, offer notices, publications and other documents in which it makes an offer of Securities, or announces a forthcoming offer thereof, that such Securities may not be offered, transferred to sold as part of their initial distribution or at any time thereafter to or for the benefit of Dutch Residents;

          (d) any offer of Securities made by it and any offer notices, publications, advertisements and other documents in which it makes an offer of Securities, or announces a forthcoming offer thereof complies with and will comply with all applicable laws and regulations of the jurisdictions in which such offer, announcement or publication is made or such notices or documents are distributed from time to time; and

          (e) it will mention the same in such offers, offer notices, publications and other documents.

     8. Indemnity and Contribution.

          (a) The Bank and Holding, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Bank or Holding shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Bank or Holding in writing by such Underwriter through you expressly for use therein, provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Bank or Holding shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Bank with section 8(a) hereof.


          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Bank and Holding, the directors of the Bank and Holding, the officers of the Bank and Holding who sign the Registration Statement and each person, if any, who controls the Bank or Holding within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Bank and Holding to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Bank or Holding in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
     (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by ABN AMRO Incorporated, in the case of parties indemnified pursuant to paragraph (a) above and by the Bank and Holding, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in paragraph (a) or
     (b) of this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank and Holding on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
     (i) above but also the relative fault of the Bank and Holding on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Bank and Holding and Holding on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Bank and Holding and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Bank and Holding on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank and Holding or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

          (e) The Bank and Holding and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph
     (d) of this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
     Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
     Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
     Section 8 and the representations, warranties and other statements of the Bank and Holding contained in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement,
     (b) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Bank or Holding, their officers or directors or any person controlling the Bank or Holding and (c) acceptance of and payment for any of the Securities.

     9. Termination. This Agreement shall be subject to termination by notice given by you to the Bank and Holding, if (1) after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (b) trading of any securities of the Bank or Holding shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York or in Chicago shall have been declared by either Federal, New York or Illinois State authorities or (d) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (2) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus. Notice of such cancellation shall be given to the Bank and Holding by telecopy or telephone but shall be subsequently confirmed by letter.

     10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Bank and Holding for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Bank or Holding. In any such case either you or the Bank and Holding shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Bank or Holding to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Bank shall be unable to perform its obligations under this Agreement, the Bank will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     Any notice under this Section 10 may be made by telecopy or telephone but shall be subsequently confirmed by letter.

     11. Notices. Except as otherwise provided in Sections 9 and 10 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (a) if to the Bank, at the office of the Bank at _____________________________, Attention: ______________________, with a copy to
Deanna Kirkpatrick, Esq., Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 or (b) if to Holding, at the office of Holding at _____________________________, Attention: ______________________, with a copy to
M Deanna Kirkpatrick, Esq., Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 or (c) if to the Representatives, at the offices of ABN AMRO Incorporated, 1325 Avenue of the Americas, 10th Floor, New York, New York 10019-6026, Attention: [Fixed Income Origination], ______________________ with a copy to ______________________ or in any case to such other address as the person to be notified may have requested in writing.

     12. Successors. The Agreement is made solely for the benefit of the several Underwriters, the Bank, Holding, their directors and officers and other controlling persons referred to in Section 8 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser from any of the several Underwriters of any of the Securities in his status as such purchaser.

     13. Partial Unenforceability. In any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

     14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     16. Submission to Jurisdiction. The Bank and Holding agree that any legal suit, action or proceeding brought by any Underwriter or by any person controlling any Underwriter, arising out of or based upon this Agreement may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such court in any suit, action or proceeding. The Bank and Holding have appointed Willie J. Miller, Jr., Esq., Chief Legal Officer and Executive Vice President, ABN AMRO North America, Inc., as its authorized agent (the "Authorized Agent") upon which process may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York by any Underwriter and the Bank expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable unless and until a successor authorized agent, located or with an office in the Borough of Manhattan, City and State of New York, shall have been appointed by the Bank and such appointment shall have been accepted by such successor authorized agent. The Bank and Holding represent and warrant that the Authorized Agent has agreed to act as said agent for service of process, and the Bank and Holding agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Bank and Holding shall be deemed, in every respect, effective service of process upon the Bank and Holding.

     17. Judgment Currency. The Bank and Holding, on the one hand, and the Underwriters severally, on the other hand, agree, to indemnify the other against loss incurred as a result of any judgment or order being given or made for any amount due hereunder or under the Notes and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified party would have been able to purchase United States dollars with the amount of the Judgment Currency actually received by it if such indemnified party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Bank, Holding and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include an allowance for any customary or reasonable premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

     18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Please confirm that the foregoing correctly sets forth the agreement among the Bank, Holding and the several Underwriters.

                                                     Very truly yours,


                                                     ABN AMRO BANK N.V.




                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:



                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:






                                                     ABN AMRO HOLDING N.V.




                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:



                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

Accepted as of the date hereof
ABN AMRO Incorporated

Acting severally on behalf
 of themselves and the
 several Underwriters named
 herein.


         By ABN AMRO Incorporated


         By:
            --------------------------
              Name:
              Title:

                               ABN AMRO BANK N.V.

                              ABN AMRO HOLDING N.V.

                                   SCHEDULE I

                                  Underwriters
                                  ------------


                                                               Principal Amount
                                                                of Securities To
Names                                                             Be Purchased
-----                                                          -----------------

ABN AMRO Incorporated.......................................

[NAMES OF OTHER CO-MANAGERS]................................

[NAMES OF OTHER UNDERWRITERS]...............................

[NAMES OF OTHER UNDERWRITERS]...............................

 [NAMES OF OTHER UNDERWRITERS]..............................

 [NAMES OF OTHER UNDERWRITERS]..............................

 [NAMES OF OTHER UNDERWRITERS]..............................

 [NAMES OF OTHER UNDERWRITERS]..............................

 [NAMES OF OTHER UNDERWRITERS]..............................

 [NAMES OF OTHER UNDERWRITERS]..............................

                  Total.....................................




                                       31